Corindus Vascular Robotics, Inc. 10-K

Exhibit 21

Subsidiaries of the registrant

●	Corindus, Inc., a Delaware corporation and wholly-owned subsidiary
●	Corindus Security Corporation, a Delaware corporation and wholly-owned subsidiary

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